SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 25, 2005
                                                   ---------------


                           MOTORSPORTS EMPORIUM, INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                     Nevada
              ----------------------------------------------------
          (State or other jurisdiction of Incorporation or organization

        0-32323                                      20-1217659
 -----------------------                     --------------------------------
(Commission File Number)                   (I.R.S. Employer Identification No.)

16055 N. Dial Blvd Suite 5, Scottsdale, Arizona          85260
-----------------------------------------------          -----
(Address of principal executive offices)              (Zip Code)

                                 (480) 556-0821
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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

Item 5.01 Changes in Control of Registrant.

     On August 26, 2004, the Company issued 2,500,000 shares of Series B Preferred Stock to Intercontinental Assets Corp., a Nevada corporation, in full satisfaction of and pursuant to the terms of a certain $15,000 promissory note dated June 30, 2004, and amended as of August 26, 2004 and a certain Management Severance Agreement dated June 30, 2004, and amended August 26, 2004.

     Pursuant to Section 2(a) of the Certificate of Designation for the Series B Preferred Stock, each share of the Series B Preferred Stock shall be entitled to one vote for each share of the Common Stock into which the Series B Preferred Stock is convertible as of the record date for such vote or, if no record date is specified, as of the date of such vote. Pursuant to the terms of the Certificate of Designation of Series B Preferred Stock, the stated Par Value of each shares of Series B Preferred Stock is $0.05. Pursuant to Section 5(a) of the Certificate of Designation, the holder of the Series B Preferred Stock may convert said shares to common stock at his option.

     Pursuant to Section 5(a)of the Certificate of Designation for the Series B Preferred Stock, in the event of a conversion, the number of shares of Common Stock to be issued on account of each share of the Series B Preferred Stock shall be determined by dividing (i) the Adjusted Face Value plus the amount of any accrued but unpaid dividends thereon by (ii) $0.0005. Accordingly, each share of Series B Preferred Stock is convertible into 100 shares of common stock at option of the holder of the Series B Preferred Stock, for an aggregate of 250,000,000 shares of common stock.

     Accordingly, the holders of the 2,500,000 shares of Series B Preferred Stock have the right pursuant to Section 2(a) of the Certificate of Designation, to vote 250,000,000 shares of common stock on any matter coming before the shareholders.

     On August 9, 2005, Robert C. Brehm, on behalf of Intercontinental Asset Corp agreed to sell one half of its Series B shares, representing 1,250,000 Series B shares, to Sunnydale, LLC and CEO David Keaveney resulting effectively in a change of control of the company on a fully diluted basis.

     The following table sets forth security ownership information as of the close of business on August 31, 2005:

                                                                                         Total number of     Percentage
                                                          Number of                      voting shares       of total voting
Name and Address                  Title of                prefered         Percent of    on a fully          shares on a
of Beneficial Owner               class                   shares           class         diluted basis       fully diluted basis
---------------------------------------------------------------------------------------------------------------------------------

Intercontinental Assets Corp      Series B Preferred      1,250,000        50%          132,510,047 (1)      27.9% (1)
6965 El Camino Road
Suite105-279
Carlsbad, CA 92009

Sunnydale, LLC                    Series B Preferred      625,000          25%          88,970,588 (2)       18.7% (2)
725 NW Flanders, #405
Portland, OR 97209

David Keaveney                    Series B Preferred      625,000          25%          75,538,534 (3)       15.9% (3)
16055 N. Dial Blvd. #5
Scottsdale, AZ 85260

Total                                                     2,500,000        100%         297,019,169          62.5% (4)
---------------------------------------------------------------------------------------------------------------------------------

(1) includes 7,510,047 shares of the Company's Common Stock held by Robert C. Brehm. Robert C. Brehm is the principal shareholder, a director and officer of Intercontinental Assets Corp.
(2) includes 26,470,588 shares of the Company's Common Stock held by Sunnydale, LLC.
(3) includes 12,338,534 shares of the Company's Common Stock held by David Keaveney, 500,000 shares of the Company's Common Stock held by DK Holdings, LLC, and 200,000 shares held by Rhonda Keaveney. David Keaveney is the sole member of DK Holdings, LLC and the husband of Rhonda Keaveney.
(4)  based on a total of 474,975,297 votes available on a fully diluted basis.

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

Item 8.01.  Other Events.

Press Release Announcing the private sale of Series B Preferred Stock by
------------------------------------------------------------------------
Shareholder
-----------

     On September 1, 2005, the Company announced in a press release that the above transaction involving the private sale of the Company's Series B Preferred Stock took place and resulted in a change in control of the Company. A copy of the Press Release is incorporated by reference in this Current Report on Form 8-K, is attached hereto as Exhibit 99.1


Item 9.01.  Financial Statements and Exhibits.

        (c) Exhibits.

            99.1     Press Release dated September 1, 2005


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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Motorsports Emporium, Inc.
                                        (Registrant)


Date: September 1, 2005                 /S/ David Keaveney
                                        ---------------------------------------
                                        By: David Keaveney
                                        Its:  President and CEO

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